EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-118746, 333-124105, 333-125423, 333-126821, 333-128031, and 333-131878) and Form S-8 (No. 333-132440) of Ashford Hospitality Trust, Inc. of our report dated April 12, 2007 relating to the combined financial statements of CNL Hotels, which appears in the current report on Form 8-K of Ashford Hospitality Trust, Inc. dated April 12, 2007.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
April 12, 2007